                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT
                                    -------




Monarch has five consolidated subsidiaries, each of which is wholly-owned, as follows:

          Name                                                      Jurisdiction
          ----                                                      ------------
Monarch Werkzeugmaschinen
    GmbH                                                            Germany

Stamco Depiereux GmbH                                               Germany

Monarch Busch GmbH                                                  Germany

Stamco (U.K.), Ltd.                                                 United Kingdom

Monarch Machine Tool
    International, Inc. (FSC)                                       Barbados, West Indies





                                       38